SARNA & COMPANY

        Certified
        Public
________Accountants


                                         _________________________________
                                         320          Westlake    805
                                         N. Westlake  Village     371-8900
                                         Boulevard    California  Fax 805
                                         Suite 270    91362       379-0140



                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our audit report dated March 15, 2001, on the financial statements of Skinvisible, Inc. ("the Company") for the period ended December 31, 2000 in the Company's Form 10-KSB annual report to be filed with the United States Securities Exchange Commission. We also consent to the application of such report to the financial information in the Form 10-KSB, when such financial information is read in conjunction with the financial statements referred to in our report.



/s/ Sarna & Company
Sarna & Company
Certified Public Accountants
Westlake Village, California
March 15, 2001